Exhibit 99.1

NEWS RELEASE
For Immediate Release
August 8, 2007

Chesapeake Reports Second-Quarter 2007 Results

RICHMOND, Va. - Chesapeake Corporation (NYSE: CSK) today reported financial results for the second quarter of 2007.

Second-Quarter 2007 Financial Highlights

•	Net sales of $250.9 million were up 6 percent when compared to second quarter of 2006, or were comparable excluding the effect of changes in foreign currency exchange rates

•
Operating income exclusive of gains or losses on divestitures and restructuring expenses, asset impairments and other exit costs (collectively “special items”) was $8.3 million, down $1.6 million when compared to second quarter of 2006, and down $2.4 million excluding the effect of changes in foreign currency exchange rates

•
Loss from continuing operations was $11.7 million, or $0.60 per share, compared to a loss from continuing operations of $0.7 million, or $0.04 per share, for the second quarter of 2006. Excluding special items, the loss was $2.4 million, or $0.12 per share, compared to income of $0.8 million, or $0.04 per share, for the second quarter of 2006

“Our results were in line with our expectations but down when compared to last year,” said Andrew J. Kohut, Chesapeake’s president and chief executive officer. “Reduced tobacco packaging sales and the seasonal low point for many of our branded products customers overshadowed a very strong quarter in our Plastic Packaging segment. We continue to expect 2007 operating income, excluding special items, to improve over last year and remain confident that our plan to reduce our cost basis in Western Europe and accelerate growth in developing markets will produce tangible benefits to our shareholders.”

Segment Results

The following discussion compares the results of the business segments for the second quarter of 2007 with the second quarter of 2006 and excludes the effect of changes in foreign currency exchange rates and special items.

Paperboard Packaging

Net sales for the second quarter of 2007 were down 5 percent, or $9.0 million, compared to the same period in 2006. The decline in sales for the second quarter was primarily due to lower sales of tobacco and branded products packaging. The decline in sales in tobacco packaging was expected, and the decline in branded products packaging was primarily due to subdued demand for confectionery packaging in the U.K.

Operating income for the second quarter of 2007 was down 37 percent, or $3.9 million, compared to the same period in 2006. The decline in operating income was primarily due to lower sales of tobacco and branded products packaging, as well as a less favorable product mix of branded products packaging, partially offset by reductions in pension and other postretirement benefits expense.

Plastic Packaging

Net sales for the second quarter of 2007 increased 27 percent, or $9.1 million, over the comparable quarter in 2006. The increase in net sales during the quarter was primarily due to increased volume in our South Africa beverage operation and the partial pass-through of higher raw material costs throughout the segment.

Operating income for the second quarter of 2007 was up 61 percent, or $2.2 million, compared to the same period in 2006. The increase in operating income was primarily due to increased volumes throughout the segment.

Special Items

In November 2005, the company announced a $25-million global cost savings program aimed at improving or rationalizing underperforming operations, improving operational processes and reducing the overall company-wide cost structure. Since the program’s inception, the company has recorded net pre-tax charges for divestitures and restructuring, asset impairments and other exit costs of approximately $30.2 million ($7.9 million of which are included in discontinued operations) and made cash payments related to program initiatives of approximately $26.1 million. In addition, the company has recovered approximately $26.7 million of cash in sale proceeds on operations and other assets divested under this program. Global cost saving program actions initiated to date, once complete, are expected to result in annualized cost savings of approximately $25 million. The company is evaluating potential additional cost savings actions that, combined with the cost savings actions initiated to date, would exceed the $25-million annualized cost savings goal.

Special items included restructuring expenses, asset impairments and other exit costs of $10.9 million for the second quarter of 2007 compared to $2.1 million for the second quarter of 2006. Special items for the second quarter of 2007 included employee-related costs of $6.0 million associated with planned workforce reductions in the tobacco packaging business as a result of reduced volume, as well as other general workforce reductions under the company’s $25-million global cost savings program.

Cash Flow

Net cash generated by operating activities was $15.4 million for the first half of 2007, compared to net cash used in operating activities of $1.0 million for the first half of 2006. The increase in net cash generated by operating activities was primarily due to decreased spending associated with the global cost savings program, pension funding and working capital requirements. Exclusive of restructuring spending, net cash generated by operating activities was $19.6 million for the first half of 2007 compared to $9.0 million for the first half of 2006.

Total debt at July 1, 2007, was $486.2 million compared to $467.8 million at December 31, 2006. Changes in foreign currency exchange rates increased total debt approximately $7.7 million at the end of the second quarter of 2007 compared to the end of year 2006.

Income Taxes

The company’s effective income tax rate is heavily influenced by the relationship of U.S. to non-U.S. pre-tax income (losses), as well as by management’s expectations as to recovery of its U.S. and certain foreign jurisdiction deferred income tax assets and any settlements of income tax contingencies with income tax authorities.

During July 2007, the company completed negotiations with a non-U.S. tax authority to allow additional deductions of certain interest payments. As a result, the company will record a $3.5 million income tax benefit in the third quarter of 2007 related to 2005 and 2006 tax years. In addition, this will have a favorable impact on the company’s 2007 tax rate.

Conference Call

Chesapeake will hold a conference call today at 11 a.m. Eastern Daylight Time to discuss its second-quarter 2007 results. The conference call may be accessed via the Investor Relations section of Chesapeake Corporation's website at http://www.cskcorp.com. Simply click on the "Investor Relations" button in the left column, then on "Conference Calls." A replay of the webcast will be available later today in that same section of Chesapeake's website.

About Chesapeake Corporation

Chesapeake Corporation is a leading international supplier of value-added specialty paperboard and plastic packaging with headquarters in Richmond, Va. The company is one of Europe’s premier suppliers of folding cartons, leaflets and labels, as well as plastic packaging for niche markets. Chesapeake has 47 locations in Europe, North America, Africa and Asia and employs approximately 5,500 people worldwide.

Forward-looking Statements

This news release, including the comments by Andrew J. Kohut, contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements including, but not limited to: the company’s inability to realize the full extent of the expected savings or benefits from the $25-million global cost savings program and to complete such activities in accordance with its planned timetable and within the expected cost range; competitive products and pricing; production costs, particularly for raw materials such as folding carton and plastics materials, and the ability of the company to pass through increases in raw material costs to its customers; fluctuations in demand; possible recessionary trends in U.S. and global economies; government policies and regulations; interest rates; fluctuations in foreign currency exchange rates; the ability of the company to remain in compliance with its debt covenants; and other risks that are detailed from time to time in reports filed by the company with the Securities and Exchange Commission.

Chesapeake Corporation
Consolidated Income Statements (Unaudited)
(in millions, except per share data)

	Second Quarter		Year-to-Date
	2007	2006	2007	2006

Net sales	$250.9	$236.3	$522.9	$489.5
Costs and expenses:
Cost of products sold	207.9	194.8	430.3	403.4
Selling, general and administrative expenses	35.1	32.9	69.3	67.2
Restructuring expenses, asset impairments and other exit costs (a)	10.9	2.1	11.7	6.1
Loss on divestitures (b)	-	-	-	1.0
Other income, net	0.4	1.3	1.0	2.2
Operating (loss) income	(2.6)	7.8	12.6	14.0

Interest expense, net	10.8	9.6	21.5	19.0
Loss on extinguishment of debt	-	-	-	0.6
Loss from continuing operations before taxes	(13.4)	(1.8)	(8.9)	(5.6)

Income tax (benefit) expense	(1.7)	(1.1)	1.9	(1.1)
Loss from continuing operations	(11.7)	(0.7)	(10.8)	(4.5)

Discontinued operations, net of taxes (c)	(0.9)	(4.1)	(1.1)	(5.0)
Net loss	$(12.6)	$(4.8)	$(11.9)	$(9.5)

Diluted earnings per share:
Loss from continuing operations	$(0.60)	$(0.04)	$(0.55)	$(0.23)
Discontinued operations, net of taxes	(0.05)	(0.21)	(0.06)	(0.26)
Net loss	$(0.65)	$(0.25)	$(0.61)	$(0.49)

Weighted average shares and equivalents outstanding - diluted	19.4	19.4	19.4	19.4

(a) Restructuring expenses, asset impairments and other exit costs in 2006 primarily represents costs associated with restructuring initiatives under the company's $25-million global cost savings program. These charges for
2007 also include employee related costs for planned workforce reductions related to the tobacco packaging business.

(b) Loss on divestitures for 2006 reflects the net loss on the sale of the company's plastic packaging operation in
Northern Ireland.

(c) Discontinued operations during 2006 primarily reflects the historical operating results of the company's
French luxury packaging business.

Chesapeake Corporation
Consolidated Balance Sheets (Unaudited)
($ in millions)

	July 1,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$4.1	$7.8
Accounts receivable, net	147.9	146.7
Inventories, net	120.1	109.4
Other current assets	29.2	23.0
Total current assets	301.3	286.9

Property, plant and equipment, net	358.7	354.1
Goodwill	389.9	381.2
Other assets	103.2	92.6
Total assets	$1,153.1	$1,114.8

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$226.1	$220.7
Current portion of long-term debt	6.5	11.8
Income taxes payable	2.8	18.1
Dividends payable	-	4.4
Total current liabilities	235.4	255.0

Long-term debt	479.7	456.0
Pension and postretirement benefits	103.6	102.7
Deferred income taxes	5.8	9.6
Long-term income taxes payable	21.1	-
Other long-term liabilities	74.2	57.8
Stockholders' equity	233.3	233.7
Total liabilities and stockholders' equity	$1,153.1	$1,114.8

Chesapeake Corporation
Business Segment Highlights (Unaudited)
($ in millions)

	First	Second	Year-to-
	Quarter	Quarter	Date

Net sales:
2007
Paperboard Packaging	$225.3	$207.2	$432.5
Plastic Packaging	46.7	43.7	90.4
	$272.0	$250.9	$522.9
2006
Paperboard Packaging	$205.8	$202.1	$407.9
Plastic Packaging	47.4	34.2	81.6
	$253.2	$236.3	$489.5

Operating income (loss):
2007
Paperboard Packaging	$12.8	$7.0	$19.8
Plastic Packaging	7.0	6.0	13.0
Corporate	(3.8)	(4.7)	(8.5)
Restructuring expenses, asset impairments and
other exit costs	(0.8)	(10.9)	(11.7)
	$15.2	$(2.6)	$12.6
2006
Paperboard Packaging	$9.5	$10.4	$19.9
Plastic Packaging	5.7	3.5	9.2
Corporate	(4.0)	(4.0)	(8.0)
Restructuring expenses, asset impairments and
other exit costs	(4.0)	(2.1)	(6.1)
Loss on divestitures	(1.0)	-	(1.0)
	$6.2	$7.8	$14.0

Depreciation and amortization:
2007
Paperboard Packaging	$11.4	$10.9	$22.3
Plastic Packaging	1.7	1.8	3.5
Corporate	0.1	-	0.1
	$13.2	$12.7	$25.9
2006
Paperboard Packaging	$12.2	$12.0	$24.2
Plastic Packaging	2.4	1.9	4.3
Corporate	-	0.1	0.1
Discontinued Operations	0.1	0.1	0.2
	$14.7	$14.1	$28.8

Chesapeake Corporation
Non-GAAP Financial Measures (Unaudited)
($ in millions, except per share data)

Non-GAAP Financial Measures

The company presents the following non-GAAP measures of results: operating income; income (loss) from continuing operations; earnings per share from continuing operations; and cash flows from operating activities. Each is adjusted to exclude special items which include goodwill impairment charges, gains (losses) on the extinguishment of debt, gains (losses) on divestitures, and restructuring expenses, asset impairments and other exit costs.

The company’s management believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude gains and losses that management believes are not indicative of the ongoing operating results of the business. In addition, these non-GAAP measures are used by management to evaluate the operating performance of the company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating income, income from continuing operations, earnings per share from continuing operations or cash flows from operating activities as determined in accordance with GAAP.

	Second Quarter				Year-to-Date

	GAAP Basis		Excluding Special Items		GAAP Basis		Excluding Special Items
CONSOLIDATED RESULTS	2007	2006	2007	2006	2007	2006	2007	2006

Operating (loss) income	$(2.6)	$7.8	$8.3	$9.9	$12.6	$14.0	$24.3	$21.1
(Loss)/income from continuing operations	(11.7)	(0.7)	(2.4)	0.8	(10.8)	(4.5)	(0.8)	1.6
(Loss)/earnings per share from continuing operations	(0.60)	(0.04)	(0.12)	0.04	(0.55)	(0.23)	(0.04)	0.09
Net cash provided by (used in) operating activities	1.2	10.0	3.3	14.6	15.4	(1.0)	19.6	9.0
Capital expenditures	12.4	8.0	12.4	8.0	24.9	20.4	24.9	20.4

	Second Quarter		Percent Change		Year-to-Date		Percent Change
			GAAP	Local			GAAP	Local
SEGMENT RESULTS	2007	2006	Basis	Currency	2007	2006	Basis	Currency

Net sales:
Paperboard Packaging	$207.2	$202.1	2.5%	-4.5%	$432.5	$407.9	6.0%	-2.2%
Plastic Packaging	43.7	34.2	27.8%	26.7%	90.4	81.6	10.8%	10.5%
	$250.9	$236.3	6.2%	0.0%	$522.9	$489.5	6.8%	-0.1%
Operating income:
Paperboard Packaging	$7.0	$10.4	-32.7%	-37.0%	$19.8	$19.9	-0.5%	-8.7%
Plastic Packaging	6.0	3.5	71.4%	61.2%	13.0	9.2	41.3%	35.4%
Corporate	(4.7)	(4.0)	17.5%	17.5%	(8.5)	(8.0)	6.3%	6.3%
Restructuring expenses, asset impairments and other exit costs	(10.9)	(2.1)	419.0%	391.9%	(11.7)	(6.1)	91.8%	77.6%
Loss on divestitures	-	-	0.0%	0.0%	-	(1.0)	-100.0%	-100.0%
	$(2.6)	$7.8	-133.3%	-133.2%	$12.6	$14.0	-10.0%	-19.8%

Chesapeake Corporation
Non-GAAP Financial Measures (Unaudited)
($ in millions, except per share data)

	Second Quarter		Year-to-Date
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES	2007	2006	2007	2006

Operating income	$(2.6)	$7.8	$12.6	$14.0
Add: restructuring expenses, asset impairments and other exit costs	10.9	2.1	11.7	6.1
Add: loss on divestitures	-	-	-	1.0
Operating income exclusive of special items	$8.3	$9.9	$24.3	$21.1

Income (loss) from continuing operations	$(11.7)	$(0.7)	$(10.8)	$(4.5)
Add: restructuring expenses, asset impairments and other
exit costs after taxes	9.3	1.5	10.0	4.3
Add: loss on divestitures after taxes	-	-	-	1.2
Add: loss on extinguishment of debt after taxes	-	-	-	0.6
Income from continuing operations exclusive of special items and extinguishment of debt	$(2.4)	$0.8	$(0.8)	$1.6

Earnings per share from continuing operations	$(0.60)	$(0.04)	$(0.55)	$(0.23)
Add: restructuring expenses, asset impairments and other
exit costs after taxes	0.48	0.08	0.51	0.22
Add: loss on divestitures after taxes	-	-	-	0.07
Add: loss on extinguishment of debt after taxes	-	-	-	0.03
Earnings per share from continuing operations exclusive of special items and extinguishment of debt	$(0.12)	$0.04	$(0.04)	$0.09

Cash flows from operating activities	$1.2	$10.0	$15.4	$(1.0)
Add: cash spending for restructuring activities	2.1	4.6	4.2	10.0
Cash flows from operating activities exclusive of special items	$3.3	$14.6	$19.6	$9.0

# # #

Media Relations Contact:
Joseph C. Vagi
Manager - Corporate Communications
(804) 697-1110
joe.vagi@cskcorp.com
www.cskcorp.com

Investor Relations Contact:
Joel K. Mostrom
Executive Vice President & Chief Financial Officer
(804) 697-1147
joel.mostrom@cskcorp.com
www.cskcorp.com